SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                Amendment No. 1

                                 CURRENT REPORT
                                 ______________

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 27, 1998



                        RECKSON SERVICE INDUSTRIES, INC.
             (Exact name of Registrant as specified in its Charter)




                                    Delaware
                            (State of Incorporation)


    1-14183                                                  11-3383642
(Commission File Number)                             (IRS Employer Id. Number)


        225 Broadhollow Road                                    11747
         Melville, New York                                   (Zip Code)
(Address of principal executive offices)

                                 (516) 719-7400
              (Registrant's telephone number, including area code)

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, as filed with the Securities and Exchange Commission on September 11, 1998, as set forth in the pages attached hereto.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

     (a) and (b) Financial Statements and Pro Forma Financial Information

     ACQUISITION PROPERTY

     Report of Independent Public Accountants

     Combined Balance Sheets for the years ended October 31, 1996 and 1997 and for the six months ended April 30, 1998 (unaudited).

     Combined Statements of Income for the years ended October 31, 1996 and 1997 and the six months ended April 30, 1997 and 1998 (unaudited).

     Combined Statements of Stockholders' Equity

     Combined Statements of Cash Flows for the years ended  October 31,  1995,
          1996 and 1997 and for the six months ended April 30, 1997 and 1998 (unaudited).

     Notes to Combined Financial Statements

     UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     Pro Forma Condensed  Consolidated Balance Sheet as of June 30, 1998
          (unaudited).

     Pro Forma Condensed Consolidating Statement of Operations for the six months ended June 30, 1998 (unaudited).

     Pro Forma Condensed Consolidating Statement of Operations for the year ended December 31, 1997 (unaudited).

     Notes to Pro Forma Financial Statements

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Stockholders of
Dominion:

We have audited the  accompanying  combined balance sheets of Dominion (see Note
1) as of October 31, 1996 and 1997, and the related combined statements of income, stockholders' equity and cash flows for each of the three years in the period ended October 31, 1997. These combined financial statements are the responsibility of Dominion's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Dominion as of October 31, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended October 31, 1997, in conformity with generally accepted accounting principles.

                                        /s/  Arthur Andersen LLP

Oklahoma City, Oklahoma,
July 2, 1998

                                                              DOMINION
                                                              --------

                                                       COMBINED BALANCE SHEETS
                                                       -----------------------

                                                                                         October 31,               April 30,
                                                                            -------------------------------       -----------
                                 ASSETS                                          1996               1997              1998
                                 ------                                     -------------     -------------      ------------
                                                                                                                  (Unaudited)

CURRENT ASSETS:
   Cash and cash equivalents                                                $   7,965,637     $   8,230,488     $   7,508,151
   Short-term investment securities                                             1,240,914           633,008           966,218
   Contract receivables, including retainage                                    7,817,014         8,630,189         3,389,185
   Costs and estimated earnings in excess of billings on
      uncompleted contracts                                                        34,869           556,473         1,115,321
   Due from affiliates                                                             56,517           301,437           297,813
   Other current assets                                                           738,194           747,688           622,195
                                                                            -------------      ------------      ------------

           Total current assets                                                17,853,145        19,099,283        13,898,883

LONG-TERM INVESTMENT SECURITIES                                                 3,171,267         3,972,461         3,650,207

PROPERTY AND EQUIPMENT, net of accumulated depreciation
                                                                               34,281,114        38,557,825        60,859,022

ACCRUED RENTS RECEIVABLE                                                        2,960,062         3,177,245         3,294,942

OTHER ASSETS                                                                    1,821,378         6,041,954         2,730,370
                                                                            -------------     -------------     -------------

           Total assets                                                     $  60,086,966     $  70,848,768     $  84,433,424

LIABILITIES AND STOCKHOLDERS' EQUITY:

CURRENT LIABILITIES:
   Accounts payable, including retainage                                    $   5,779,655     $   9,783,410     $   7,275,628
   Billings in excess of costs and estimated earnings on uncompleted
      contracts                                                                 3,477,267         3,328,860         2,147,094
   Accrued payroll                                                                211,605           318,387           873,589
   Current portion of long-term debt                                            2,740,241         3,056,157         6,936,388
   Due to stockholder                                                             580,000           487,731           525,529
                                                                            -------------     -------------     -------------

           Total current liabilities                                           12,788,768        16,974,545        17,758,228

LONG-TERM DEBT, net                                                            28,472,362        26,608,327        40,011,292
                                                                            -------------     -------------     -------------

STOCK WARRANT PAYABLE                                                               -             3,392,347         3,802,592
                                                                            -------------     -------------     -------------

           Total liabilities                                                   41,261,130        46,975,219        61,572,112
                                                                            -------------     -------------     -------------

COMMITMENTS AND CONTINGENCIES (Note 15)                                             -                 -                 -

STOCKHOLDERS' EQUITY:
   Common stock (Note 11)                                                           4,663             4,805             4,805
   Additional paid-in capital                                                      45,372         4,674,998         5,445,471
   Retained earnings                                                           18,831,751        19,237,822        17,459,226
   Treasury stock, at cost                                                        (18,203)          (18,203)          (18,203)
   Unrealized loss on securities available-for-sale, net of applicable
      income taxes                                                                (37,747)          (25,873)          (29,987)
                                                                            -------------     -------------     -------------
           Total stockholders' equity                                          18,825,836        23,873,549        22,861,312
                                                                            -------------     -------------     -------------
           Total liabilities and stockholders' equity                       $  60,086,966     $  70,848,768     $  84,433,424
                                                                            =============     =============     =============


                       The accompanying notes are an integral part of these combined financial statements.



                                                              DOMINION
                                                              --------

                                                    COMBINED STATEMENTS OF INCOME
                                                    -----------------------------

                                                                   Years Ended October 31,              Six Months Ended April 30,
                                                       ------------------------------------------    -----------------------------
                                                           1995           1996            1997           1997            1998
                                                       -----------    -----------     -----------    -----------      -----------
                                                                                                             (Unaudited)

REVENUES:
   Construction                                        $14,445,483    $30,031,316     $61,806,322    $31,413,826     $ 6,210,569
   Leasing                                               8,431,039      9,093,888       9,116,443      4,621,601       4,719,937
   Other                                                 1,981,111      3,719,548       4,785,020      2,304,141         876,207
                                                       -----------    -----------     -----------     ----------     -----------

           Total revenues                               24,857,633     42,844,752      75,707,785     38,339,568      11,806,713
                                                       -----------    -----------     -----------     ----------     -----------

COST OF REVENUES EARNED:
   Construction                                         12,615,078     26,131,979      54,325,508     27,840,874       6,071,304
   Leasing                                               1,980,753      2,365,705       2,456,120      1,173,328       1,227,711
   Other                                                 1,155,519      1,510,939       2,066,732        980,991         380,535
                                                       -----------    -----------     -----------     ----------     -----------

           Total cost of revenues earned                15,751,350     30,008,623      58,848,360     29,995,193       7,679,550
                                                       -----------    -----------     -----------     ----------     -----------

           Gross profit                                  9,106,283     12,836,129      16,859,425      8,344,375       4,127,163

GENERAL AND ADMINISTRATIVE EXPENSE
                                                         1,939,853      3,090,964       4,131,206      1,511,135       2,277,760

DEPRECIATION AND AMORTIZATION EXPENSE                    1,399,752      1,398,722       1,258,416        707,698         896,925
                                                       -----------    -----------     -----------     ----------     -----------

           Operating income                              5,766,678      8,346,443      11,469,803      6,125,542         952,478
                                                       -----------    -----------     -----------     ----------     -----------

OTHER INCOME (EXPENSE):
   Interest expense                                     (2,616,216)    (2,673,904)     (2,812,444)    (1,292,822)     (1,655,695)
   Other, net                                              561,089        664,660         853,799        777,801         620,288
                                                       -----------    -----------     -----------     ----------     -----------

           Total other income (expense)                 (2,055,127)    (2,009,244)     (1,958,645)      (515,021)     (1,035,407)
                                                       -----------    -----------     -----------     ----------     -----------

NET INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR
     INCOME TAXES
                                                         3,711,551      6,337,199       9,511,158      5,610,521         (82,929)

PROVISION (BENEFIT) FOR INCOME TAXES:
   Current provision                                        43,426        171,098          19,348         11,400         429,732
   Deferred provision (benefit)                            (73,649)      (224,373)        289,017        246,970            -
                                                       -----------    -----------     -----------     ----------     -----------

           Total provision (benefit)
           for income taxes                                (30,223)       (53,275)        308,365        258,370         429,732
                                                       -----------    -----------     -----------     ----------     -----------

           Net income (loss)                           $ 3,741,774    $ 6,390,474     $ 9,202,793    $ 5,352,151     $  (512,661)
                                                       ===========    ===========     ===========    ===========     ===========

                        The accompanying notes are an integral part of these combined financial statements.


                                                              DOMINION
                                                              --------

                                             COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                                             ------------------------------------------

                                                                                                                    Unrealized Loss
                                                                       Additional                                    on Securities
                                                            Common      Paid-in        Retained          Treasury      Available-
                                                            Stock       Capital        Earnings          Stock          For-Sale
                                                        -----------    -----------     ---------         ---------  ---------------


BALANCE, OCTOBER 31, 1994                               $   4,663      $    45,372     $ 12,123,289     $  (18,203)   $     -

   Dividends                                                  -                -         (1,395,393)          -             -

   Unrealized losses during the
    year                                                      -                -              -               -         (52,869)

   Net income                                                 -                -          3,741,774           -             -
                                                        ----------     -----------     --------------    -----------    ---------
BALANCE, OCTOBER 31, 1995                                   4,663           45,372       14,469,670        (18,203)     (52,869)

   Dividends                                                  -                -         (2,028,393)          -              -

   Decrease in unrealized losses
    during the year                                           -                -               -              -          15,122

   Net income                                                 -                -          6,390,474           -              -
                                                        ----------     -----------      -------------    -----------    ---------
BALANCE, OCTOBER 31, 1996                                   4,663           45,372       18,831,751        (18,203)     (37,747)

   Cancellation of common stock                              (100)             -               -              -              -

   Issuance of common stock                                   242              -               -              -              -

   Dividends                                                  -                -        (8,340,767)           -              -

   Contributed capital                                        -          4,629,626             -              -              -

   Decrease in unrealized losses
    during the year                                           -                -               -              -          11,874

   Change in year-end                                         -                -          (455,955)           -              -

   Net income                                                 -                -          9,202,793           -              -
                                                       -----------     -----------        ------------    ----------    ---------
BALANCE, OCTOBER 31, 1997                                   4,805        4,674,998       19,237,822        (18,203)     (25,873)

   Contributed capital                                      -              770,473             -              -

   Dividends                                                -                -           (1,265,935)          -

   Increase in unrealized losses
     during the period                                      -                -                 -              -          (4,114)

   Net loss                                                 -                -              (512,661)         -
                                                       -----------    ------------        --------------  -----------   ----------
BALANCE, APRIL 30, 1998 (UNAUDITED)
                                                        $   4,805      $ 5,445,471     $  17,459,226     $  (18,203)   $ (29,987)
                                                       ===========    ============        ===============  ==========  ============


     The accompanying notes are an integral part of these combined financial statements.

                                                              DOMINION
                                                              --------

                                                  COMBINED STATEMENTS OF CASH FLOWS
                                                 ----------------------------------

                                                                                                       Six Months Ended
                                                                     Years Ended October 31,               April 30,
                                                           -----------------------------------------   -------------------
                                                           1995           1996         1997            1997            1998
                                                           -----          -----        ----            ----            ----
                                                                                                           (Unaudited)
                                                                                                            ---------

CASH FLOWS PROVIDED BY (USED IN)
  OPERATING ACTIVITIES:
      Net income (loss)                                   $ 3,741,774    $ 6,390,474  $ 9,202,793      $ 5,352,151     $(512,661)
      Adjustments to reconcile net income (loss) to
      net cash provided by operating activities-
      Depreciation and amortization                         1,399,752      1,398,722    1,258,416          707,698       683,212
        Accretion of debt discount and warrant
          payable                                               -              -          279,877             -        1,067,998
        Change in year-end                                      -              -         (455,955)        (455,956)         -
        Deferred income tax provision (benefit)               (73,649)     (224,373)      289,017          289,017       140,323
        Accrued rents receivable                             (806,370)     (484,087)     (217,183)         (92,561)         -
        Provision for bad debt                                  -           540,000          -                 -            -
        Loss on sale of investments                                44        90,159        31,467              -            -
        Deferred relocation fees                                -           152,500          -                 -            -
        Changes in assets and liabilities-
           Increase in contract receivables                  (721,552)   (5,398,460)     (813,175)      (2,115,989)    5,241,004
           (Increase) decrease in costs and estimated
              earnings in excess of billings on uncompleted
              contracts                                       (62,274)       27,405      (521,604)        (610,972)     (558,848)
           (Increase) decrease in due from affiliates
                                                               72,437       (45,432)     (244,920)        (211,624)      125,493
           (Increase) decrease in other current assets
                                                               92,620       345,092      (249,248)          43,504         3,624
           Decrease (increase) in other assets                (72,556)     (142,792)      185,726          (83,659)      836,211
           Increase in accounts payable                       872,656     3,298,541     4,003,755        2,557,416    (2,507,782)
           (Decrease) increase in billings in excess of
              costs and estimated earnings on uncompleted
              contracts                                       466,588     2,711,686      (148,407)       1,955,498    (1,181,766)
           Increase (decrease) in accrued payroll            (113,272)       59,485       106,782           59,073       555,202
           (Decrease) increase in due to stockholder
                                                                  -         580,000       (92,269)         (54,432)       37,798
                                                             ---------    ----------   -----------       ----------    ----------
              Net cash provided by operating activities     4,796,198     9,298,920    12,615,072        7,339,164     3,929,808
                                                            ----------    ----------   -----------       ----------    ----------

CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES:
      Proceeds from the sale of investments                   315,000     1,041,153       521,450           45,689       318,140
      Purchase of investments                                (498,222)   (1,270,486)     (671,396)      (1,194,962)     (333,210)
      Proceeds from sale of property and equipment
                                                               34,260           950          -                 -             -
      Purchase of property and equipment                   (3,934,329)     (463,145)   (5,598,061)        (598,991)  (22,925,767)
      Debt issuance costs                                     (25,188)         -       (1,470,827)             -             -
                                                            -----------   ----------   -----------       ----------   -----------
           Net cash used in investing activities           (4,108,479)     (691,528)   (7,218,834)      (1,748,264)  (22,940,837)

                                                              DOMINION
                                                              --------

                                                  COMBINED STATEMENTS OF CASH FLOWS
                                                  ---------------------------------

                                                                                                              Six Months Ended
                                                                     Years Ended October 31,                      April 30,
                                                        --------------------------------------------   -----------------------------
                                                              1995           1996         1997              1997           1998
                                                        ---------------  -----------  --------------   ------------  ---------------
                                                                                                              (Unaudited)
                                                                                                               ---------

CASH FLOWS PROVIDED BY (USED IN)
  FINANCING ACTIVITIES:
    Proceeds from long-term debt                        $    3,279,200   $   -        $    1,293,792    $      -     $   19,388,285
    Principal payments on long-term debt                    (2,239,477)  (1,783,016)      (2,714,180)   (1,303,767)        (604,131)
    Issuance of common stock and capital
     contribution                                                -           -             2,829,426           -            770,473
      Cash dividends paid                                   (1,395,393)  (2,028,393)      (6,540,425)   (3,678,247)      (1,265,935)
                                                        ---------------  -----------  ---------------   -----------  ---------------
           Net cash used in financing activities              (355,670)  (3,811,409)      (5,131,387)   (4,982,014)      18,288,692
                                                        ---------------  -----------  ---------------   -----------  ---------------
           Net increase in cash                                332,049    4,795,983          264,851       608,886         (722,337)

CASH AND CASH EQUIVALENTS, beginning of
  period                                                     2,837,605    3,169,654        7,965,637     7,965,637        8,230,488
                                                        ---------------  -----------  ---------------   -----------  ---------------
CASH AND CASH EQUIVALENTS, end of period
                                                        $    3,169,654   $7,965,637     $  8,230,488    $8,574,523   $    7,508,151
                                                        ===============  ===========  ===============   ===========  ===============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
      Cash paid during the year for-
        Interest                                        $    2,625,103   $2,716,163     $  2,593,211    $1,294,251   $    1,243,528
        Income taxes                                            32,316      179,027          166,761        83,794           13,599

      Noncash financing activities-
        Issuance of warrants                            $       -        $     -        $  3,118,850    $      -     $    3,118,850
        Dividends                                               -              -          (1,800,342)   (3,678,247)      (1,265,935)
        Capital contributions                                   -              -           1,800,342           -            770,473



              The accompanying notes are an integral part of these combined financial statements.

                                   DOMINION
                                   --------


                    Notes to combined Financial Statements
                    --------------------------------------

                           OCTOBER 31, 1996 AND 1997
                           -------------------------

          (INFORMATION FOR THE SIX-MONTH PERIODS ENDED APRIL 30, 1997 AND 1998 IS UNAUDITED)
          -----------------------------------------------------------



1. ORGANIZATION AND BASIS OF COMBINATION:
   -------------------------------------

The accompanying combined financial statements include the accounts of the following:

        'C' Corporations-
        ----------------

            Canam Construction Co., Inc. ("Canam")
            Dominion Management Services, Inc. ("DMSI")

        'S' Corporations-
        -----------------

            Dominion Leasing, Inc. ("DLI")
            Dominion Management, Inc. ("DMI")
            Temple Design & Construction Consultants, Inc. ("Temple") Del Rio Parking ("Del Rio")

The above-listed corporations (referred to collectively as the "Company") are involved in the privatization of traditional governmental activities and functions via the related disciplines of development, design, construction, financing, maintenance, operations, marketing and transportation.

The consolidated financial statements of DLI include the accounts of Dominion Cipe Partnership ("Cipe"), a wholly owned subsidiary. The consolidated financial statements of DMI include the accounts of its wholly owned subsidiaries, Dominion Management III, Inc., Dominion Management - Colorado, Inc. and Dominion Management - Oklahoma, Inc. The accompanying combined financial statements have been presented on a combined basis because the corporations have certain common stockholders. All significant intercompany balances and transactions have been eliminated in the combined financial statements.

Since 1986, the Company has designed, built and financed over 2.4 million square feet of commercial and public properties. Recently, the Company has specialized in two areas: (1) privately developed correctional facilities and (2) office buildings for state and Federal Government entities. The Company currently owns, manages, operates, and leases two correctional facilities and seven office buildings leased to the General Services Administration ("GSA"). In addition to numerous commercial properties, the Company has constructed six correctional facilities for unrelated parties.

DLI, incorporated in 1986, owns, manages, operates and leases the office buildings. DLI also serves as the turnkey developer providing site acquisition, public approval, design, engineering, construction and financing. Del Rio and Cipe, incorporated in 1991, own a parking lot and an office building, respectively, which are leased to the GSA. Canam and Temple, incorporated in 1977 and 1985, respectively, are the general contractors. Though DLI is their largest customer, they regularly contract with unrelated parties. DMI, incorporated in 1993, serves as an independent representative to state and county correctional authorities for the marketing of surplus correctional facility capacity to jurisdictions needing temporary beds or placement of part of the jurisdiction's overpopulation of inmates. DMI has arranged transportation services and housing contracts with facilities throughout the Country for over 6,000 inmates from several state jurisdictions and the Commonwealth of Puerto Rico. Dominion Management-Oklahoma, Inc. and Dominion Management-Colorado, Inc. are the owners of correctional facilities. DMSI, incorporated in 1995, provides contract services to the United States Government for the maintenance, operation, support and training for military and governmental organizations. All of the entities in the Company were incorporated or formed in the State of Oklahoma, except for Temple and Del Rio, which were incorporated in the State of Texas.

Fiscal Periods
--------------

The financial statements combine the accounts of the Company as of October 31, except for the accounts of Cipe, DMI and Del Rio, which are included in the combined financial statements on the basis of a fiscal year ending December 31 for the years 1995 and 1996. In 1997, the Company elected to change Cipe, DMI and Del Rio's year-end to October 31 to conform with the remaining entities in the Company. During the two months ended December 31, 1996, CIPE, DMI and Del Rio reported revenues of approximately $788,000, and net income of approximately $456,000. In order to reflect this change in fiscal year-end, retained earnings at October 31, 1997, has been decreased by their reported net income for the two-month period ended December 31, 1996.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
   ------------------------------------------

Revenue and Cost Recognition
----------------------------

Profits on contracts are recorded on the percentage of completion method, whereby recognition of earnings on contracts in progress is calculated based on the ratio of cost incurred to date to total expected cost to be incurred on each contract. Contract costs include all direct material and supplies, labor and related payroll taxes, subcontracts, equipment costs, travel and per diem, and insurance and bonding expense. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and income. Any required adjustments are recognized in the period in which the revisions become known. At the time a loss on a contract becomes known, the entire amount of the estimated ultimate loss on the contract is accrued. Profit incentives are included in revenues when their realization is reasonably assured. An amount equal to contract costs attributable to claims is included in revenues when realization is probable and the amount can be reliably estimated.

The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

Leasing revenue is recognized on a straight-line basis over the period of the lease.

Cash and Cash Equivalents
-------------------------

For purposes of the combined statements of cash flows, the Company considers all investments with an original maturity of three months or less and certificates of deposit to be cash equivalents. Included in cash and cash equivalents at October 31, 1996 and 1997, are certificates of deposit totaling $2,065,000 and $3,075,000, respectively, of which $2,065,000 and $2,329,000, respectively, were pledged to secure borrowings of an affiliated company. The certificates of deposit have maturities ranging from one to twenty-two months as of October 31, 1997.

Investment Securities
---------------------

Investment securities are classified as available-for-sale securities and are carried at estimated market value. Unrealized holding gains and losses are reflected as a separate component of stockholders' equity, net of applicable income taxes, until realized. For the purpose of computing realized gains and losses, cost is identified on a specific identification basis.

Contract Receivables
--------------------

The Company considers contract receivables to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they are charged to operations when that determination is made. The Company grants credit to its customers, consisting primarily of correctional facility corporations and municipalities, under customary trade terms.

Precontract Expenditures
------------------------

Bid and other expenses incurred in anticipation of a contract that will result in benefits only if the contract is obtained is expensed as incurred. During 1995, 1996 and 1997, approximately $163,000, $31,000, and $83,000, respectively of precontract costs were expensed.

Property and Equipment
----------------------

Depreciation and amortization are provided on the straight-line method over the estimated useful lives of the assets. Amortization of leased equipment under capital leases is included in depreciation and amortization. Estimated useful lives are as follows:

                                                         Useful Lives in Years

           Land improvements                                         15
           Buildings and improvements                              5-39
           Construction equipment                                   5-7
           Automobiles and trucks                                   3-5
           Furniture and fixtures                                   3-5

Interest is capitalized in connection with the construction of major facilities. The capitalized interest is recorded as a part of the asset that it relates to and is amortized over the asset's estimated useful life. Interest capitalized during 1995, 1996 and 1997, totaled approximately $103,000, $54,000 and $1,000, respectively.

Income Taxes
------------

The stockholders of DLI, DMI, Temple and Del Rio have elected under Subchapter S of the Internal Revenue Code not to be taxed as a corporation. Therefore, all income and losses of the corporations flow-through to the shareholders. Accordingly, no provision has been made for Federal or state income taxes for these entities in the accompanying combined statements of income.

A deferred tax asset or liability is recognized for Canam and DMSI for the estimated future tax effects of differences between the tax bases of assets and liabilities and their reported amounts in the combined financial statements, and for loss carryforwards. The measurement of current and deferred tax assets and liabilities is based on the provisions of the enacted tax laws.

Stock-Based Compensation
------------------------

Stock-based compensation is recognized using the intrinsic value method. For disclosure purposes, pro forma net income is provided, if material, as if the fair value method had been applied.

Use of Estimates
----------------

The combined financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the combined financial statements, management is required to make estimates and assumptions. Those estimates and assumptions relate primarily to the determination of revenues earned, fair value of stock warrants payable and provision for income taxes. Actual results could differ from those estimates.

Accounting Pronouncements
-------------------------

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." Adoption of SFAS No. 130 is required for fiscal years beginning after December 15, 1997. The Company will adopt this new standard effective for the year ended October 31, 1999. Adoption of this new standard will change the presentation of the combined financial statements, but will not affect reported net income.

Unaudited Financial Statements
------------------------------

The accompanying unaudited financial statements include all adjustments, consisting of normal, recurring accruals, which the Company considers necessary for a fair presentation of the financial position and the results of operations for the indicated periods. The results of operations for the six months ended April 30, 1997 and 1998, are not necessarily indicative of the results to be expected for the full year ending October 31, 1998.

3. INVESTMENT SECURITIES:
   ---------------------

Investment securities have been classified as available-for-sale securities and are summarized as follows:



                                                                                                             Estimated
                                                    Amortized                  Gross Unrealized                Market
              October 31, 1996                        Cost             Gain               Loss                 Value
              ----------------                    -----------          -----              ----               --------


Short-term investment securities:
    Debt securities                              $  1,267,385         $     -           $  26,471              $  1,240,914
                                                 ============         ==========        =========              ============

Long-term investment securities:
    Debt securities                              $  1,947,792         $      -          $  22,379              $  1,925,413

    Equity securities                               1,247,182                -              1,328                 1,245,854
                                                 -------------        ----------        ----------             ------------
                                                 $  3,194,974         $      -          $  23,707              $  3,171,267
                                                 =============        ==========        ==========             ============



                                                                                                             Estimated
                                                    Amortized                  Gross Unrealized                Market
              October 31, 1997                        Cost             Gain               Loss                 Value
              ----------------                    -----------          -----              ----               --------



Short-term investment securities:
    Debt securities                              $  632,157          $    851             $     -              $  633,008
                                                 ============        =========            ========            ============

Long-term investment securities:
    Debt securities                              $2,221,545          $     -              $  35,471            $2,186,074

    Equity securities                             1,785,383             1,004                  -                1,786,387
                                                 ------------         --------            ---------           ------------
                                                 $4,006,928          $  1,004             $  35,471            $3,972,461
                                                 ============        ==========           ==========          ============

Debt securities consist of securities issued by various state and local municipalities and agencies. As of October 31, 1997, the contractual maturities of debt securities held by the Company ranged from one to nine years, with the majority being five years or less. As of October 31, 1996 and 1997, debt securities totaling approximately $1,451,000 and $815,000, respectively, were pledged to secure borrowings of an affiliated company.

Equity securities consist of an investment in a mutual fund which invests in fully secured, variable rate senior bank loans of various corporations. Shares of the mutual fund may be sold on a quarterly basis. A diminishing surrender charge for early withdrawal is in effect for the first four years of the Company's holding. Shares of the mutual fund were purchased in February, June and November of 1996.

Proceeds from the sale of investment securities for the years ended October 31, 1995, 1996 and 1997, were approximately $315,000, $1,041,000 and $521,000, respectively. Gross losses on sales amounted to approximately $0, $90,000 and $31,000 for the years ended October 31, 1995, 1996 and 1997, respectively.
No gains were realized during 1995, 1996 and 1997.

4. CONTRACT RECEIVABLES:
   --------------------

Contract receivables consist of the following:



                                                                                      October 31,                        April 30,
                                                                            1996                   1997                    1998
                                                                           ------                  ----                  --------


Completed contracts                                                  $        198,200         $         1,723       $       1,000
Contracts in progress                                                       3,900,412               5,221,340           2,300,684
Retainage                                                                   2,751,402               2,460,340             149,999
                                                                     ----------------         ---------------       -------------

                                                                            6,850,014               7,683,403           2,451,683
Other receivables                                                             967,000                 946,786             937,502
                                                                     ----------------          --------------       -------------

                                                                     $      7,817,014         $     8,630,189        $  3,389,185


5. COST AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS:
   ----------------------------------------------------

Costs  and  estimated  earnings  on  uncompleted   contracts  consist  of  the
following:


                                                                                      October 31,                        April 30,
                                                                            1996                   1997                    1998
                                                                           ------                  ----                  --------



      Costs incurred on uncompleted contracts                        $      28,011,019       $      81,938,609      $   87,643,027
      Estimated earnings                                                     4,141,416              11,245,027           9,506,428
                                                                     ------------------      -----------------      --------------

                                                                            32,152,435              93,183,636          97,149,455
      Less- Billings to date                                                35,594,833              95,956,023          98,181,228
                                                                     ------------------      ------------------     --------------
                                                                      $     (3,442,398)      $      (2,772,387)     $   (1,031,773)
                                                                     ==================      ==================     ==============


      Included in accompanying combined balance sheets under the following captions:

      Costs and estimated earnings in excess of billings on
        uncompleted contracts                                         $        34,869        $         556,473      $    1,115,321
      Billings in excess of costs and estimated earnings on
        uncompleted contracts                                              (3,477,267)              (3,328,860)         (2,147,094)
                                                                      -----------------      ------------------     ---------------
                                                                      $    (3,442,398)       $      (2,772,387)     $   (1,031,773)
                                                                      =================      ==================     ===============

6. RELATED PARTIES:
   ---------------

The Company leases aircraft services from an affiliate. For the years ended October 31, 1995, 1996 and 1997, the Company paid approximately $170,200, $655,000 and $765,000, respectively to the affiliate for aircraft services.

The Company also leases its corporate office space from an affiliate. For the years ended October 31, 1995, 1996, and 1997, the Company paid approximately $43,000 each year in rent to the affiliate.

The Company has pledged $3,144,000 of certificates of deposits and investment securities for the stockholders who have guaranteed certain obligations of an affiliate. As of October 31, 1997, approximately $9,180,000 was outstanding on these obligations.

The Company provides certain management, accounting and supervisory services to certain affiliates. For the years ended October 31, 1996 and 1997, the Company charged $126,000 and $143,000, respectively, for such services.

DMSI has an unsecured note payable to a stockholder as of October 31, 1996 and 1997. The note bears interest at 10% and is due on demand. This payable is reflected as due to stockholder in the accompanying combined balance sheets.

7. INCOME TAXES:
   ------------

The differences between the provision for income taxes at the expected Federal statutory rates and the provision for income taxes recorded in the combined statements of income are summarized as follows:

                                                      Year Ended October 31,
                                                      ----------------------
                                               1995         1996           1997
                                             ------         ----           ----

   Expected tax at graduated statutory rate    $(2,281)     $(10,004)  $221,924

   State income taxes, net of Federal
     income tax provision (benefit)             (8,033)         (158)    29,280
       Tax-exempt interest income              (10,892)      (30,338)   (29,531)
       Expired contribution carryover             -               -      49,264
        Other                                   (9,017)      (12,775)    37,428
                                               --------     ---------  --------

           Provision (benefit) for income
            taxes                              $(30,223)    $(53,275)  $308,365
                                               ========     =========  ========


The tax effect of significant temporary differences giving rise to the Company's combined current and noncurrent deferred tax asset is as follows:

                                                                 October 31,
                                                                 -----------
                                                          1996        1997
                                                          ----        ----
            Current deferred tax assets (liabilities):
                Contract receivables                    $  (34,437)  $(47,563)
                Accounts payable and accrued
                    liabilities                             27,548     27,397
                Note receivable                            214,166        -
                Net operating loss carryforward             84,705     82,089
                Other                                       29,284     14,903
                                                        ----------    ---------

                   Current deferred tax asset, net      $  321,266   $ 76,826
                                                        ==========   =========

            Noncurrent deferred tax assets (liabilities):
                Contribution carryover                  $   49,264   $    -
                                                        ==========   =========

At October 31, 1997, DMSI had Federal net operating loss carryforwards ("NOL") of approximately $375,000. The NOL is available to offset future Federal taxable income. The NOL expires in years 2010 to 2012. Management of DMSI is of the opinion it is more likely than not that the NOL will be utilized in fiscal year 1998.

The current and noncurrent deferred tax asset is included in other current assets and other assets, respectively, in the accompanying combined balance sheet.

8. PROPERTY AND EQUIPMENT:
   ----------------------

Property and equipment consist of the following:


                                                                                    October 31,                         April 30,
                                                                            1996                   1997                    1998
                                                                           -------                ------                ----------

        Land                                                         $      3,981,406        $       4,374,639    $      4,838,192
        Land improvements                                                   2,442,182                2,442,182           2,495,656
        Buildings and improvements                                         31,252,032               31,760,561          35,186,066
        Construction equipment                                                466,473                  577,448             582,231
        Automobiles and trucks                                                390,570                  533,184             526,184
        Furniture and fixtures                                                222,206                  278,464             296,878
        Construction in progress                                                -                    4,201,774          23,172,947
                                                                      ---------------        -----------------     ---------------
                                                                           38,754,869               44,168,252          67,098,154
        Accumulated depreciation and amortization                          (4,473,755)              (5,610,427)         (6,239,132)
                                                                      ---------------        -----------------     ---------------
           Net property and equipment                                $     34,281,114        $      38,557,825     $    60,859,022
                                                                      ===============        =================     ===============


9. LINES OF CREDIT:
   ---------------

DMI has a credit facility from a bank to fund land acquisition, construction and operation of two medium security correctional facilities totaling $24,062,000. As of October 31, 1996 and 1997, no funding had occurred under this credit facility. The loan is secured by the common stock, contract receivables, contracts, equipment and inventory of DMI and is guaranteed by DMI's stockholders. The loan agreement contains certain restrictive financial and performance covenants including, among others, maintaining minimum current, debt-to-equity, and debt service coverage ratios; maintaining minimum net worth amounts that increase over time; restrictions on capital expenditures and distributions; and restrictions on additional borrowings. The loan bears interest at prime plus 1.5% and matures on November 30, 2004. At July 2, 1998, DMI was not in compliance with certain of the performance covenants. Subsequent to July 2, 1998, the Company was in compliance with the performance covenants.

DLI has a revolving line of credit from a bank in the amount of $5,000,000. As of October 31, 1996 and 1997 no amount had been drawn on this line of credit. The line of credit is secured by DLI's common stock and bears interest at Chase Manhattan's prime rate. The line of credit agreement contains certain restrictive financial and performance covenants, including among others, maintaining a minimum net worth. The line of credit agreement matures on November 15, 1998.

10. LONG-TERM DEBT:
    --------------

Long-term debt consists of the following:


                                                                                                       October 31,
                                                                                               --------------------------
                                                                                                1996            1997
                                                                                               ---------        ---------


Note payable to an insurance company,  monthly principal and interest payments at 9.625% of $24,489, due in 2002, secured by real estate
                                                                                           $     856,830     $    671,469

Note payable to an insurance company,  monthly principal and interest payments at 9.75% of varying  installments  ranging from $36,430 to $37,883,  due in
   2007, secured by  real estate                                                               2,524,448        2,324,650

Note payable to an insurance company,  monthly principal and interest payments at 9.375% of $149,308, due in 2003, secured by real estate
                                                                                               8,595,643        7,566,151

Note payable to an insurance company,  monthly principal and interest payments at 7.51% of $67,048, due in 2004, secured by real estate
                                                                                               4,255,452        3,796,480

Note payable to an insurance company,  monthly principal and interest payments at 7.51% of $63,581, due in 2004, secured by real estate
                                                                                               4,640,985        4,168,912

Note payable to an insurance company,  monthly principal and interest payments at 7.83% of $68,575, due in 2008, secured by real estate
                                                                                               6,363,180        6,084,542

Note payable to a bank,  monthly  principal  and interest  payments in varying installments - variable interest payable,  adjusted based on the prime rate not to exceed 9.5% (8.5% at October 31, 1997), due in 2016, secured by real estate
                                                                                               3,976,065        3,886,218

Senior subordinated debt,  interest at 11.00%,  secured by common stock of DMI and real estate, less unamortized discount of $127,730
                                                                                                     -          1,166,062
                                                                                           --------------     ----------
           Total                                                                              31,212,603       29,664,484

Less- Current portion                                                                          2,740,241        3,056,157
                                                                                           ---------------   ------------
           Long-term debt, net of current portion                                          $  28,472,362     $ 26,608,327
                                                                                           ================  ============


Principal may be prepaid on the above note payables, subject to a prepayment premium.

The following summarizes future principal reduction of long-term debt:

           Year ending October 31:
           1998                                       $     3,056,157
           1999                                             3,330,575
           2000                                             3,506,735
           2001                                             3,636,139
           2002                                             3,936,418
           Thereafter                                      12,326,190
                                                       --------------
                                                           29,792,214

           Less- Unamortized discount                        (127,730)
                                                       --------------
                                                      $    29,664,484
                                                      ===============

In July 1997, DMI entered into a senior subordinated note agreement in the amount of $18 million and a junior subordinated note agreement in the amount of $12 million. Proceeds from the issuance of the notes are to be used to design, develop, construct, own, operate and maintain certain private correctional facilities.

Funding under issuance of the notes will occur, as set forth in the note agreements, as construction progresses. As of April 30, 1998, the Company had outstanding borrowings under the senior subordinated note agreement and junior subordinated note agreement of $8,446,126 and $9,337,177, respectively.

The senior subordinated notes bear interest at a fixed rate of 11% per annum payable quarterly. The junior subordinated notes bear interest at a fixed rate of 8% per annum payable quarterly, however, such interest may be deferred at the option of the note holder until the earlier of December 31, 1999, or the termination date of each note, as defined.

Principal on the senior subordinated and junior subordinated notes is due in four quarterly installments beginning in 2004 and 2005, respectively. Principal may be prepaid subject to a prepayment premium computed based on a percentage of the principal outstanding; 4% in year one, 3% in year two, 2% in year three and 1% in year four. Costs incurred in connection with the note agreements totaled approximately $1,215,000. Such costs are included in other assets in the accompanying combined balance sheets and are being amortized on a straight-line basis, which approximates the effective interest method, over the average life of the note agreements.

In connection with the note agreements discussed above, DMI authorized the issuance and sale of warrants for the purchase of 23,275 shares of DMI's common stock at a nominal price. The warrants are exercisable at any time during a ten-year period. The holders of the warrants have the option to have the warrants redeemed by DMI beginning on April 1, 1999, which under certain circumstances, may be delayed until July 2002, at a redemption price equal to the greater of fair market value or eight times DMI's earnings per share, as defined.

The fair value of the warrants at the date of issuance was estimated to be $3,119,000 and has been recorded as a stock warrant payable in the accompanying combined balance sheets. Debt discount has been recorded in the amount of approximately $134,000 based on the percentage of proceeds received from the note agreement as of October 31, 1997, to the total proceeds committed which is being amortized over the term of the note agreements, using the effective interest method. For the year ended October 31, 1997, approximately $6,000 of debt discount had been amortized. The difference in the fair value of the warrants and the debt discount has been recorded as a deferred commitment fee in other assets and totaled approximately $2,985,000. The deferred commitment fee is reduced, with debt discount increasing, as the funding under the notes occurs.

To the extent the redemption price for the warrants exceeds the fair value of the warrants, such amount is accrued as interest expense over the redemption period. At October 31, 1997, such excess amount was estimated to be approximately $1,436,000. For the year ended October 31, 1997, approximately $273,000 of interest expense had been recorded attributable to the redemption feature.

The senior and junior subordinated note agreements contain certain restrictive financial and performance covenants including, among others, maintaining minimum net worth; maintaining debt-to-equity and debt service coverage ratios; restrictions on capital expenditures and distributions; and restrictions on additional borrowings. Additionally, the stockholder of DMI was required to contribute $2,137,602 and $3,262,398 in capital to Dominion Management - Colorado, Inc. and Dominion Management - Oklahoma, Inc, respectively, prior to the first funding under the notes. A cash contribution of approximately $2,800,000 and a contribution of approximately $1,800,00 in the form of withheld dividends was made during fiscal year 1997.


11. COMMON STOCK AND ADDITIONAL PAID-IN CAPITAL:

A summary of common stock and additional paid-in capital for the Company is as follows:


                                                                  Amount of
                      Shares        Shares     Amount of         Additional
October 31, 1996   Authorized       Issued     Common Stock    Paid-in Capital
----------------   ----------       ------     ------------    ---------------

DMI                     5,000          10       $   100           $      400
DLI                     5,000          50           500                  -
Canam                  10,000       1,963         1,963               44,972
Temple                  1,000       1,000         1,000                  -
Del Rio             1,000,000       1,000         1,000                  -
DMSI                5,000,000      10,000           100                  -

                                                $ 4,663           $   45,372
                                                =======           ==========
                                                =======           ==========



                                                                  Amount of
                      Shares        Shares     Amount of         Additional
October 31, 1997   Authorized       Issued     Common Stock    Paid-in Capital
----------------   ----------       ------     ------------    ---------------

DMI - Series A
   (Voting)
                     47,500        24,225       $   242           $4,630,026
DMI - Series B
   (Non-voting)       2,500
                      5,000         -             -                     -
DLI                  10,000            50           500                 -
Canam                 1,000         1,963         1,963               44,972
Temple            1,000,000         1,000         1,000                 -
Del Rio           5,000,000         1,000         1,000                 -
DMSI                               10,000           100                 -

                                                $ 4,805           $4,674,998
                                                =======           ==========
                                                =======           ==========



                                                                 Amount of
                      Shares       Shares     Amount of         Additional
April 30, 1998    Authorized       Issued     Common Stock    Paid-in Capital
----------------   ----------      ------     ------------    ---------------

DMI - Series A
   (Voting)
                     47,500        24,225       $   242           $5,400,499
DMI - Series B
  (Non-voting)        2,500          -              -                  -
                      5,000            50           500                -
DLI                  10,000         1,963         1,963               44,972
Canam                 1,000         1,000         1,000                -
Temple            1,000,000         1,000         1,000                -
Del Rio           5,000,000        10,000           100                -
DMSI
                                                $ 4,805           $5,445,471
                                                =======           ==========
                                                =======           ==========

12. EMPLOYEE BENEFIT PLAN:

The Company maintains a 401(k) plan covering substantially all full-time employees. All employer contributions to the plan are determined by the Board of Directors of each company. Employees determine the amount of their own contributions to the plan. For the years ended October 31, 1995, 1996 and 1997, the Company contributed to the plan approximately $15,000, $19,000 and $29,000, respectively.

13. STOCK BASED COMPENSATION PLAN:

During 1997, DMI adopted a stock option plan and reserved 2,500 shares of common stock for issuance to key employees. Options are to be issued at an exercise price of no less than fair market value at the date of grant. As of October 31, 1997, options for issuance for all of the shares had been granted at an exercise price of $134 per share. The options are exercisable over a ten-year period with such options vesting at varying percentages over a five-year period.

The option holder may exercise his option through the payment of cash equal to the exercise price or, based on authorization of DMI, have shares retained by DMI from the total shares of the option, an amount of shares with a fair market value equal to the exercise price. In addition, the option holder has the option, after the fifth anniversary of the option grant date, to be paid, in lieu of exercising their option, an amount equal to the fair market value at the date of exercise, of the shares under option in excess of the exercise price. At October 31, 1997, no options were exercisable.

14. LEASING ARRANGEMENTS:

DLI is the lessor of certain buildings under the terms of various operating leases expiring in various years through 2016.

Total future rentals remaining on noncancellable operating leases as of October 31, 1995, 1996 and 1997, were approximately $81,171,000, $86,638,000 and $77,773,000, respectively. The total future rentals as of October 31, 1997, is approximately $9,129,000 each year from 1998 through 2002, and $32,128,000 in total for the years thereafter.

The following is a schedule of investment in property on operating leases and property held for lease by major class categories as of October 31, 1997:

           Land                                             $       3,903,654
           Land improvements                                        2,442,182
           Buildings                                               31,760,561

                                                                   38,106,397
           Less- Accumulated depreciation                          (4,955,435)

           Net investment                                   $      33,150,962

15. COMMITMENTS AND CONTINGENCIES:

At October 31, 1997, the Company had certain uncompleted contracts in progress, as well as contracts in which work had not yet begun. The amount of unearned revenue associated with these contracts totaled approximately $11,365,000.

In addition, between November 1, 1997 and July 2, 1998, the Company had entered into additional construction contracts with revenues of approximately $425,000.

The Company has purchased four leased facilities since October 31, 1997, for a total purchase price of approximately $4,028,000. Three of the facilities are leased to the State of Oklahoma with leases renewing every year with anniversary dates of July 1 and September 1. The fourth facility is leased to the GSA for a lease term until April 30, 2003, with an option to extend through April 30, 2005. Two of the buildings are encumbered by a mortgage of approximately $2,700,000, due August 1, 1998. The other two buildings were purchased with the Company's $5 million line of credit, on which $1,038,000 has been drawn for the purchase. These leased properties have projected annual revenues of $621,500 and operating expenses of $234,000. The Company in December 1997, also entered into a 15-year lease with the GSA for a new office building to be constructed and owned by the Company in Lakewood, Colorado for Western Area Power Authority. Construction cost of the new building is estimated to be $16.8 million with annual lease revenues of $2 million and operating expenses of $600,000.

The Company entered into a five-year contract with the State of Oklahoma Department of Corrections ("OK DOC") to house 500 inmates at the Central Oklahoma Correctional Facility beginning August 1998. Concurrent with this contract, the Company entered into a five-year management contract with Correctional Services Corporation ("CSC") to manage the Central Oklahoma Correctional Facility.

The Company entered into a one-year contract with the State of Colorado Department of Corrections ("CO DOC") to house 600 inmates at the Crowley County Correctional Facility beginning August 1998. Concurrent with this contract, the Company entered into a forty-five day management contract with Correctional Services Corporation ("CSC") to manage the Crowley County Correctional Facility.

From time to time the Company is subject to claims and litigation in connection with the normal operations of its business. While it is not possible to determine the ultimate disposition of these matters, management, after consultation with legal counsel, is of the opinion the final resolution of these matters is not likely to have a material adverse effect on the financial position or results of operations of the Company.

16. CONCENTRATION OF CREDIT RISK:

The Company grants credit to customers for commercial and industrial construction work performed. Credit is extended based on an evaluation of each customer's financial condition. Credit losses, if any, have been provided for in the combined financial statements and have been generally within management's expectations.

17. SUBSEQUENT EVENT (UNAUDITED):

On August 27, 1998, the Company entered into a joint venture with Reckson Strategic Venture Partners, LLC ("RSVP"), a real estate venture capital company managed by a subsidiary of Reckson Services Industries, Inc. ("RSI"). The Company contributed substantially all its properties and long-term debt for capital in the joint venture. RSI, through various subsidiaries and holdings will contribute up to $100 million, approximately $39 million of which it contributed to the joint venture at closing.

The joint venture will initially have a bifurcated structure consisting of two divisions. The first division, Dominion Properties L.L.C. will directly or indirectly own real estate (private correctional facilities and state and federal office buildings) and other REIT-qualified investments. The second division, Dominion Asset Services L.L.C. will own companies which engage in business that create non-REIT qualifying income and will be engaged in the construction and management of private correctional facilities and state and federal office buildings for its own use and that of third parties.

Concurrent with the formation of the joint venture, the senior and junior subordinated notes and stock purchase warrants outstanding in the accompanying combined balance sheets were retired with capital contributions aggregating approximately $35 million, from the third party joint venturer and an affiliate of the Company. Had the retirement of the notes and warrant agreements occurred at October 31, 1997, an extraordinary loss of approximately $14 million would have been incurred.


             Unaudited Pro Forma Consolidated Financial Statements

The following unaudited pro forma financial statements are presented for illustrative purposes only and are not indicative of the financial position or results of operations of future periods or the results that actually would have been realized had the Dominion Venture Group LLC ("Dominion Joint Venture") been formed and RSI through RSVP had made an investment in the Dominion Joint Venture during the specified periods. The pro forma financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements of RSI as filed in Form S-1 for the period from July 15, 1997 (commencement of operations) to December 31, 1997, the historical financial statements of RSI as filed on Form 10-Q for the six months ended June 30, 1998, the unaudited pro forma financial statements of RSI as filed on Form 8-K/A on November 9, 1998 and the historical financial statements of Dominion included elsewhere herein.

The following pro forma financial statements of RSI give effect to the proposed joint venture of Dominion using the purchase method of accounting. The pro forma financial statements are based on the historical financial statements and the notes thereto of RSI and Dominion. The pro forma adjustments are preliminary and based on management's estimates of the fair value of the tangible and intangible assets contributed.

The pro forma balance sheet of RSI assumes that the joint venture commenced on June 30,1998. The pro forma statements of operations of RSI for the six months ended June 30,1998 and for the year ended December 31, 1997 assume that the joint venture commenced as of January 1, 1997.

                                                  Reckson Service Industries, Inc.
                                           Pro Forma Condensed Consolidated Balance Sheet
                                                         As of June 30, 1998
                                                             (Unaudited)

                                                        RSI          Pro Forma
                                                    Previously      Adjustments
                                                     Reported        Dominion
                                                    Pro Forma(1)   Joint Venture      Pro Forma
                                                    ----------     -------------      ---------
Assets
Cash                                                $    48,398    $     -           $    48,398
Investment in and advances to RSVP Holdings, LLC     18,670,328     2,865,818   (2)   21,536,146
Investment in and advances to Reckson Executive
     Centers, LLC                                     1,066,816             -          1,066,816
Equipment                                                35,281             -             35,281
Affiliate receivable                                  1,616,283             -          1,616,283
Investment and advances to On-Site Ventures, LLC      3,429,599             -          3,429,599
Receivable from Transfer Agent                       13,828,244             -         13,828,244
Organization and pre-acquisition costs                  996,620             -            996,620
Other assets                                            284,687             -            284,687
                                                    ============   ===========       ===========
     Total Assets                                   $39,976,256    $2,865,818        $42,842,074
                                                    ============   ===========       ===========

Liabilities and Shareholders' Equity
Accounts payable and accrued expenses               $   558,900    $     -              558,900
Loan payable to affiliates                           23,193,389     2,865,818   (2)  26,059,207
                                                    ------------   -----------      -----------
     Total Liabilities                               23,752,289     2,865,818        26,618,107
                                                    ------------   -----------      -----------

Shareholders' Equity
Common stock                                            246,855             -           246,855
Additional paid-in capital                           24,685,843             -        24,685,843
Common stock subscription                            (7,325,159)            -        (7,325,159)
Retained earnings                                    (1,383,572)            -        (1,383,572)
                                                    ------------   -----------       -----------
     Total Shareholders' Equity                      16,223,967             -        16,223,967
                                                    ============   ===========      ============
     Total Liabilities and Shareholders' Equity     $ 39,976,256   $ 2,865,818      $42,842,074
                                                    ============   ===========      ============

See accompanying notes to unaudited pro forma financial statements.


                                                               Reckson Services Industries, Inc.
                                                 Pro Forma Condensed Consolidating Statement of Operations
                                                                Six Months Ended June 30, 1998
                                                                           (Unaudited)

                                                             RSI             Pro Forma
                                                          Previously         Adjustments
                                                           Reported           Dominion          Pro Forma
                                                          Pro Forma(1)      Joint Venture       Adjustments      Pro Forma
                                                          ------------      -------------       -----------    ------------

Revenues:
     Equity in loss of ACC                                $  (51,508)       $      -            $   -          $  (51,508)
     Equity in earnings of RO Partners Management LLC        170,567               -                -             170,567
     Equity in loss of RSVP Holdings, LLC                 (1,893,082)           (5,374)     (2)     -          (1,898,456)
     Equity in loss of Reckson Executive Centers LLC          (2,511)              -                -              (2,511)
     Equity in loss of On-Site Venture LLC                    (4,733)              -                -              (4,733)
     Other income                                            166,666               -                -             166,666
     Interest income                                         140,932               -                -             140,932
                                                         ------------        -----------       -----------     -----------
        Total Revenues                                    (1,473,669)           (5,374)             -          (1,479,043)
                                                         ------------        -----------       -----------     -----------

Expenses:
     General and administrative expenses                     464,706               -                -             464,706
                                                         ------------       -----------        -----------     -----------
        Total Operating Expenses                             464,706               -                -             464,706
                                                         ------------       -----------        -----------     -----------

     Interest                                                244,702               -             171,949   (3)    416,651
     Depreciation and amortization                           440,926               -                -             440,926
                                                         ------------       -----------        -----------     -----------
        Total Expenses                                     1,150,334               -             171,949        1,322,283
                                                         ------------       -----------        -----------     -----------
Net Loss                                                $ (2,624,003)         $ (5,374)        $(171,949)     $(2,801,326)
                                                         ============       ===========        ===========     ===========

Basic and diluted net loss per share                    $      (0.54)                                         $     (0.58)
                                                         ============                                          ===========
Basic and diluted weighted average common shares
   outstanding                                             4,834,240                                            4,834,240
                                                         ============                                          ===========


See accompanying notes to unaudited pro forma financial statements.


                                                  Reckson Service Industries, Inc.
                                      Pro Forma Condensed Consolidating Statement of Operations
                                                    Year Ended December 31, 1997
                                                             (Unaudited)

                                                             RSI           Pro Forma
                                                         Previously       Adjustments                       December
                                                          Reported         Dominion        Pro Forma        31, 1997
                                                         Pro Forma(1)    Joint Venture   Adjustments       Pro Forma
                                                         ------------    -------------   ------------     ------------
Revenues:
     Equity in earnings of RO Partners Management, LLC   $   245,593     $         -     $         -      $   245,593
     Equity in loss of ACLC                                  (22,156)              -               -          (22,156)
     Interest income                                          30,383               -               -           30,383
     Equity in earnings of RSVP Holding, LLC                (707,566)      2,681,372   (2)                  1,973,806
                                                         ------------     -----------     -----------     -----------
        Total Revenues                                      (453,746)      2,681,372               -        2,227,626
                                                         ------------     -----------     -----------     -----------

Expenses:
     General and administrative expenses                     479,113               -               -         479,113
                                                         ------------     -----------     -----------     ----------
        Total Operating Expenses                             479,113               -               -         479,113
                                                         ------------     -----------     -----------     -----------

     Interest                                                471,800               -         343,898   (3)   815,698
     Amortization                                              8,214               -               -           8,214
                                                         ------------     -----------     -----------     -----------
        Total Expenses                                       959,127               -         343,898       1,303,025
                                                         ------------     -----------     -----------     -----------

        Net income (loss) before taxes                    (1,412,873)      2,681,372        (343,898)        924,601

     Income tax expense                                            -               -        (369,840)  (4)  (369,840)
                                                         ------------     -----------     -----------     -----------
        Net income (loss)                                $(1,412,873)     $2,681,372      $ (713,738)     $  554,761
                                                         ============     ===========     ===========     ===========
Basic and diluted net loss (income) per share            $     (0.34)                                     $     0.13
                                                         ============                                     ===========
Basic and diluted weighted average common shares
   outstanding                                             4,111,426                                       4,111,426
                                                         ============                                     ===========

     See accompanying notes to unaudited pro forma financial statements.

                       Reckson Service Industries, Inc.
                    Notes to pro-forma financial statements
                                  (unaudited)

     (1) RSI Previously Reported Pro Forma results represent actual results for the six months ended June 30, 1998 adjusted for the pro forma impact of RSI's investment through RSVP in Assisted Living Investments LLC. Such pro forma impact was included in Form 8-K/A filed by the Company on November 9, 1998.

(2) The unaudited pro forma condensed consolidated balance sheet has been prepared as if the Dominion Joint Venture commenced June 30, 1998. The unaudited pro forma results of operations of the Dominion Joint Venture and RSI are as if the Dominion Joint Venture was formed on January 1, 1997 through initial cash contributions of approximately $30.2 million from a subsidiary of the Reckson Operating Partnership, L.P. ("ROP") and $8.6 million from RSVP, and contribution of certain assets and liabilities by Dominion. The RSVP investment was funded by an investment by RSI of approximately $2.9 million for which RSI obtained a loan from ROP and a capital contribution from the preferred equity member, Paine Webber Real Estate Securities, Inc., of $5.7 million. The loan from ROP bears interest at a fixed rate of 12% per annum. RSI's pro forma equity in earnings in RSVP Holdings represents their equity in earnings of the pro forma results of the Dominion Joint Venture and its historical equity interest in other investments. Explanations of pro forma adjustments for the Dominion Joint Venture are outlined as follows:

                                                                          Dominion Venture Group LLC
                                                                    Unaudited Pro Forma Statement of Operations
                                                                         Six Months Ended June 30, 1998

                                                            Dominion                                            Pro Forma
                                                        Combined Historical             Pro Forma            Dominion Venture
                                                          June 30, 1998                Adjustments              Group LLC
                                                        -------------------            -----------           ----------------
REVENUES:
    Construction                                          $ 6,210,569                        -                $ 6,210,569
    Leasing                                                 4,719,937                        -                  4,719,937
    Management fee earned from affiliate                            -                     235,997 a               235,997
    Other                                                     876,207                    (876,207)b                     -

                                                        --------------               -------------          --------------

         Total revenues                                    11,806,713                    (640,210)             11,166,503
                                                        --------------               -------------          --------------

COST OF REVENUES EARNED:
    Construction                                            6,071,304                        -                  6,071,304
    Leasing                                                 1,227,711                        -                  1,227,711
    Other                                                     380,535                    (380,535)b                     -
                                                        --------------               -------------          --------------
        Total cost of revenues earned                       7,679,550                    (380,535)              7,299,015

        Gross profit                                        4,127,163                    (259,675)              3,867,488

GENERAL AND ADMINISTRATIVE EXPENSE                          2,277,760                    (589,363)b             1,688,397

MANAGEMENT FEE                                                      -                     235,997 a               235,997
DEPRECIATION AND AMORTIZATION EXPENSE                         896,925                    (217,514)b             1,488,833
                                                                                          809,422 c

                                                        --------------               -------------          --------------
       Operating income                                       952,478                    (498,217)                454,261
                                                        --------------               -------------          --------------

OTHER INCOME (EXPENSE):
    Interest expense                                       (1,655,695)                    410,245 b            (1,245,450)
    Other, net                                                620,288                     (12,702)b               607,586
                                                        --------------               -------------          --------------

                                                           (1,035,407)                    397,543                (637,864)
                                                        --------------               -------------          --------------

       Income (expense) before minority interest              (82,929)                   (100,674)               (183,603)
                                                        --------------               -------------          --------------

   MINORITY INTEREST - RAP DOMINION LLC                             -                     (71,118)d               (71,118)
                                                        --------------               -------------          --------------

               Net loss                                     $ (82,929)                $  (171,792)             $ (254,721)
                                                       ===============               =============          ==============

                                                       Allocation of pro forma net loss:
                                                        Burgess Services LLC                                   $ (238,599)
                                                                                                            ==============
                                                        Other third party investors                            $  (10,748)
                                                                                                            ==============
                                                         Reckson Services Industries, Inc.                     $   (5,374)
                                                                                                            ==============

                                                     Dominion Venture Group LLC
                                             Unaudited Pro Forma Statement of Operations
                                                    Year ended December 31, 1997
                                                      Dominion                                Pro Forma
                                                 Combined Historical      Pro Forma       Dominion Venture
                                                  December 31, 1997      Adjustments          Group LLC
                                                 -------------------   -------------     -----------------
REVENUES:
    Construction                                  $ 61,806,322                 -            $   61,806,322
    Leasing                                          9,116,443                 -                 9,116,443
    Management fee earned from affiliate                     -              455,822 a              455,822
    Other                                            4,785,020           (4,785,020)b                -

                                                 --------------        -------------        --------------

               Total revenues                       75,707,785           (4,329,198)            71,378,587
                                                 --------------        -------------        --------------


COST OF REVENUES EARNED:
    Construction                                    54,325,508                 -                54,325,508
    Leasing                                          2,456,120                 -                 2,456,120
    Other                                            2,066,732           (2,066,732)b                -

                                                 --------------        -------------        --------------

               Total cost of revenues earned        58,848,360           (2,066,732)            56,781,628
                                                 --------------        -------------        --------------

               Gross profit                         16,859,425           (2,262,466)            14,596,959

GENERAL AND ADMINISTRATIVE EXPENSE                   4,131,206           (1,152,729)b            2,978,477

MANAGEMENT FEE                                               -              455,822 a              455,822
DEPRECIATION and AMORTIZATION EXPENSE                1,258,416               (2,248)b            2,875,011
                                                                          1,618,843 c

                                                 --------------        -------------        --------------
               Operating income                     11,469,803           (3,182,154)             8,287,649
                                                 --------------        -------------        --------------

OTHER INCOME (EXPENSE):
    Interest expense                                (2,812,444)             279,877 b           (2,532,567)
    Other, net                                         853,799               16,531 b              870,330
                                                 --------------        -------------        --------------

                                                   (1,958,645)              296,408             (1,662,237)
                                                 --------------        -------------        --------------

       Income (expense) before minority             9,511,158            (2,885,746)             6,625,412
        interest and taxes                       --------------        -------------        --------------

   MINORITY INTEREST - RAP DOMINION LLC                     -              (108,715)d             (108,715)
                                                 --------------        -------------        --------------
NET INCOME BEFORE PROVISION
FOR INCOME TAXES                                    9,511,158            (2,994,461)             6,516,697

PROVISION FOR INCOME TAXES:
    Current provision                                  19,348               (19,348)e                    -
    Deferred provision                                289,017              (289,017)e                    -
                                                 --------------        ---------------      --------------

      Total provision                                 308,365              (308,365)                     -
        for income taxes                         --------------        ---------------      --------------
                                                                                                         -
      Pro forma net income                        $ 9,202,793           $(2,686,096)           $ 6,516,697
                                                 ==============        ===============      ==============

                                           Allocation of pro forma net income:
                                            Burgess Services LLC                               $ 2,918,263
                                                                                            ==============
                                           Other third party investors                         $   917,062
                                                                                            ==============
                                           Reckson Services Industries, Inc.                   $ 2,681,372
                                                                                            ==============

     Pro forma adjustments to the historical results of Dominion Venture Group LLC are:

     a) To record management fee to the Dominion Joint Venture paid by Dominion Properties LLC. Such fee is estimated as 5% of pro forma revenues from leasing operations.

     b) To eliminate certain operations of Dominion not contributed to the Dominion Joint Venture. The historical operations of Dominion are for the year ended October 31, 1997 and for the six month period ended April 30, 1998.

     c) To record amortization expense on goodwill and depreciation associated with the step-up in accounting basis of real estate as a result of the formation of the Dominion Joint Venture. The goodwill is being amortized over a 25 year life and the real estate, other than land, over a 30 year life. Amortization expense is $578,308 and $289,154 for the year and six months ended, respectively, and depreciation expense is $1,040,535 and $520,268 for the year and six months ended, respectively.

     d) To record minority interest in Dominion Venture Group LLC, of a subsidiary of the Reckson Operating Partnership, RAP Dominion LLC.

     e) To eliminate tax provision as a result of the Dominion Joint Venture being a pass-through entity not subject to taxation.

(3) To record interest expense for RSI borrowings from ROP, which borrowings bear interest at a fixed rate of 12% per annum, of $171,949 and $343,898 for the six months ended June 30, 1998 and the year ended December 31, 1997, respectively.

(4) To record pro forma income tax expense at an effective rate of 40%.

     (c)  Exhibits

     None.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                RECKSON SERVICE INDUSTRIES, INC.



                                /s/ Scott H. Rechler
                                -------------------------------------
                                Scott H. Rechler
                                President and Chief Executive Officer


Date:  November 10, 1998